SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 3, 1997


                                  ROLLINS, INC.
               (Exact name of registrant as specified in charter)


                          Commission File Number 1-4422


                Delaware                                 51-0068479
    (State or other jurisdiction of           (IRS Employer Identification No.)
             incorporation)


        2170 Piedmont Road, N.E.
           Atlanta, Georgia                                30324
                                                         (Zip Code)
    (Address of principal executive offices)



             Registrant's telephone number including area code  (404) 888-2000



   (Former name or former address, if changed since last report) Not Applicable







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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On October 3, 1997, Rollins, Inc., a Delaware corporation ("Rollins"), sold its security monitoring assets, which were operated through its Rollins Protective Services division, to Ameritech Monitoring Services, Inc., a Delaware corporation, for approximately $200,000,000 in cash and assumed liabilities. The consideration received for the sale of the security monitoring assets was determined as a result of arms length negotiation between unrelated parties. The description of the sale contained herein is qualified in its entirety by reference to the Asset Purchase Agreement, dated as of October 1, 1997, by and among Rollins, Ameritech Monitoring Services, Inc. and Ameritech Corporation, a Delaware corporation, incorporated herein by reference to Exhibit 2.1 hereto.

ITEM 7.  EXHIBITS

Exhibit
Number                              Description

2.1*      Asset  Purchase  Agreement  dated as of October 1, 1997,  by and among
          Rollins, Inc., Ameritech Monitoring Services, Inc. and Ameritech Corporation.

-----------------

* Filed herewith. In accordance with Item 601(b)(2) of Regulation S-K, the schedules have been omitted and a list briefly describing the schedules is contained at the end of the Exhibit. The Company will furnish supplementally a copy of any omitted schedule to the Commission upon request.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ROLLINS, INC.



Date:  October 16, 1997                     By:/s/ Gary W. Rollins
                                               _______________________
                                                   Gary W. Rollins
                                                   President and Chief
                                                   Operating Officer



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